Exhibit 10.1

WELLS FARGO BANK, NATIONAL ASSOCIATION

c/o Wells Fargo Capital Finance, LLC

2450 Colorado Avenue, Suite 3000 West

Santa Monica, CA 90404

Dated as of August 31, 2012

SABA SOFTWARE, INC.

2400 Bridge Parkway

Redwood Shores, CA 94065

Attn: Elaine Kitagawa

Fax No.: (650) 581-2545

Re:	Extension under Credit Agreement and Waiver

Ladies and Gentlemen:

Reference is made to: (i) that certain CREDIT AGREEMENT (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) dated as of June 27, 2011 by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), and SABA SOFTWARE, INC., a Delaware corporation (“Borrower”), (ii) that certain Extension under Credit Agreement Letter (the “First Extension Letter”) dated as of April 13, 2012 by and between Lender and Borrower, (iii) that certain Second Extension under Credit Agreement Letter (the “Second Extension Letter”) dated as of May 31, 2012 by and between Lender and Borrower, (iv) that certain Third Extension under Credit Agreement Letter (the “Third Extension Letter”) dated as of June 28, 2012 by and between Lender and Borrower, and (v) that certain Extension Under Credit Agreement Letter (the “Fourth Extension Letter”) dated as of July 31, 2012 and effective July 30, 2012, by and between Lender and Borrower. All initially capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement.

Extension of Quarterly Delivery Deadline

Pursuant to the Fourth Extension Letter, on or before August 31, 2012 (the “Fourth Extended Quarterly Delivery Deadline”), Borrower shall deliver to Lender (i) copies of the Form 10-Q report for Borrower’s fiscal quarter ended February 29, 2012 filed by Borrower with the United States Securities and Exchange Commission or any successor agency and, (ii) concurrently therewith, the consolidating financial statements of Borrower, prepared by Borrower, to include balance sheets, income statements, statements of retained earnings and statements of cash flows, and a duly completed Compliance Certificate executed by a senior financial officer of Borrower, in each case, for such fiscal quarter (the “Quarterly Deliverables”).

Borrower has requested that Lender extend the Fourth Extended Quarterly Delivery Deadline to September 30, 2012. Lender is willing to grant the extension requested by Borrower. Accordingly, Lender hereby extends the Fourth Extended Quarterly Delivery Deadline to September 30, 2012 (the “Fifth Extended Quarterly Delivery Deadline”). Failure of Borrower to deliver or cause to be delivered to Lender the Quarterly Deliverables by the Fifth Extended Quarterly Delivery Deadline shall constitute an immediate Event of Default, unless otherwise waived in writing in accordance with the Credit Agreement prior to such time.

Extension of Annual Delivery Deadline

Pursuant to the Credit Agreement, on or before September 28, 2012 (the “Annual Delivery Deadline”), Borrower shall deliver to Lender (i) copies of the Form 10-K report (including the financial statements contained therein, which shall be audited by Borrower’s independent certified public accountant (which independent certified public accountant shall be of recognized national standing) and certified by such independent certified public accountant (i) to have been prepared in accordance with GAAP and (ii) without any qualifications (including any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 5.09 of the Credit Agreement)), filed by Borrower with the United States Securities and Exchange Commission or any successor agency, (ii) concurrently therewith, consolidating financial statements of Borrower, prepared by Borrower (to include balance sheets, profit and loss statements, statements of cash flows, and reconciliations of net worth), and (iii) a duly completed Compliance Certificate executed by a senior financial officer of Borrower (the “Annual Deliverables”).

Borrower has requested that Lender extend the Annual Delivery Deadline to September 30, 2012. Lender is willing to grant the extension requested by Borrower. Accordingly, Lender hereby extends the Annual Delivery Deadline to September 30, 2012 (the “Extended Annual Delivery Deadline”). Failure of Borrower to deliver or cause to be delivered to Lender the Annual Deliverables by the Extended Annual Delivery Deadline shall constitute an immediate Event of Default, unless otherwise waived in writing in accordance with the Credit Agreement prior to such time.

The following Events of Default have occurred and are continuing under the Credit Agreement: (a) an Event of Default under Section 7.01(e) of the Credit Agreement as a result of Borrower’s failure to comply with Section 5.04 of the Credit Agreement in not timely filing with the SEC its Form 10-Q for the fiscal quarter ended February 29, 2012 and its Form 10-K for the fiscal year ended May 31, 2012, (b) an Event of Default under Section 7.01(b) of the Credit Agreement as a result of the representations made by Borrower in the first sentence of Section 3.05 of the Credit Agreement and in Section 3.13 of the Credit Agreement on the Closing Date, and in connection with the Advances made subsequent to the Closing Date and prior to the date hereof, with respect to financial statements of Borrower delivered to Lender prior to the date hereof, and (c) an Event of Default under Section 7.01(b) of the Credit Agreement as a result of financial statements and certificates delivered in connection therewith prior to the date hereof (the Events of Default described in the foregoing clauses (a), (b), and (c), the “Designated Events of Default”). Anything in the Credit Agreement to the contrary notwithstanding, Lender hereby waives the Designated Events of Default; provided, however, nothing herein, nor any communications between Borrower and Lender, shall be deemed a waiver with respect to any Default or any Event of Default, other than the Designated Events of Default, or any future failure of Borrower to comply fully with any provision of the Credit Agreement or any provision of any other Loan Document to which it is a party, and in no event shall this waiver be deemed to be a waiver of enforcement of any right or remedy of Lender under the Credit Agreement and the other Loan Documents, at law (including under the Code), in equity, or otherwise including, without limitation, the right to declare all Indebtedness under the Loan Documents immediately due and payable pursuant to Section 7.02 of the Credit Agreement, with respect to any other Defaults or Events of Default now existing or hereafter arising. Except as expressly provided herein, Lender hereby reserves and preserves all of its rights and remedies against Borrower and any Guarantor under the Credit Agreement and the other Loan Documents, at law (including under the Code), in equity, or otherwise.

This letter shall not, except as expressly provided herein, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Lender under the Credit Agreement or the other Loan Documents, and shall not, except as expressly provided herein, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the other Loan Documents. Nothing herein shall be deemed to entitle Borrower or any Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the other Loan Documents in similar or different circumstances. This letter shall be subject to the provisions regarding choice of law and venue and jury trial waiver applicable to the Credit Agreement.

Each of the undersigned Guarantors consents to the extensions and waivers contained herein. Although the undersigned Guarantors have been informed of the matters set forth herein and have consented to same, each Guarantor understands that the Lender Group has no obligation to inform it of such matters in the future or to seek its acknowledgement or agreement to future consents, amendments, or waivers, and nothing herein shall create such a duty.

Each of Borrower and each Guarantor hereby reaffirms its obligations under each Loan Document to which it is a party. All of such obligations owing by Borrower and such Guarantor are unconditionally owing by Borrower and such Guarantor to Lender without offset, defense, withholding, counterclaim or deduction of any kind, nature or description whatsoever. Each of Borrower and each Guarantor hereby further ratifies and reaffirms the validity and enforceability of all of the Loan Documents to which it is a party, including any amendments or modifications or substitutions thereto, and ratifies and reaffirms the validity and enforceability of all of Liens and security interests heretofore granted by it pursuant to or in connection with any Loan Document to Lender, as security for its obligations under the Loan Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain in full force and effect on and after the date hereof except as expressly set forth herein.

This letter shall constitute a Loan Document.

Very Truly Yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Daniel Morihiro
Name:	Daniel Morihiro
Title:	Director

[SIGNATURE PAGE TO EXTENSION LETTER AND WAIVER]

Acknowledged, agreed and accepted this 31st day of August, 2012:

SABA SOFTWARE, INC.,
a Delaware corporation, as Borrower

By:	/s/ Peter Williams
Name:	Peter Williams
Title:	EVP

HAL ACQUISITION SUB INC.,
a Delaware corporation, as a Guarantor

By:	/s/ Peter Williams
Name:	Peter Williams
Title:	President

HUMANCONCEPTS, LLC,
a California limited liability company, as a Guarantor

By:	/s/ Peter Williams
Name:	Peter Williams
Title:	President

[SIGNATURE PAGE TO EXTENSION LETTER AND WAIVER]